As filed with the Securities and Exchange Commission on August    , 2000

Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------
              AFFORDABLE TELECOMMUNICATIONS TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

 Texas                                                                23-2582701
------                                                                ----------
( State of Incorporation)                      (IRS Employer Identification No.)

                             6227 Southwest Freeway
                              Houston, Texas 77074
                                 (713) 988-8884
                             ----------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                STEVEN H. BETHKE
                             Chief Executive Officer
              AFFORDABLE TELECOMMUNICATIONS TECHNOLOGY CORPORATION
                             6227 Southwest Freeway
                              Houston, Texas 77074
                                 (713) 988-8884
                             ----------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                              Charles A. Cleveland
                           Charles A. Cleveland, P.S.
                        Suite 304, 1212 North Washington
                         Spokane, Washington 99201-2401
                             ----------------------
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______ If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
=======================================================================================
                                   Proposed        Proposed
                                   maximum         maximum
                                   offering price  aggregate offering
Title of Securities  Amount to be  price per       price  per share    Amount of
to be registered     registered    share [1]       price[1]            registration fee
-------------------  ------------  --------------  ------------------  ----------------
Common Stock,
$.01 par value       3,711,100      $0.25           $927,775              $244.93
                       shares
=======================================================================================

[1] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Company's Common Stock on the OTC Electronic Bulletin Board (Symbol: ATTP) on July 26, 2000.

[2]     Pursuant  to  Rule  457(g)  under  the   Securities  Act  of  1933,  the
registration fee is based on the common stock issuable upon the exercise of the Options and no separate fee is payable in respect of the Options.

[3] The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[4] Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price with respect to the warrants being registered is based upon $. per share, the price at which the warrants may be exercised.

[5]     This number  represents the shares of our common stock that we may issue from time to time upon conversion of the debenture.

[6]     No  registration  fee is  required  pursuant  to Rule  457(g)  under the
Securities Act.

                    AFFORDABLE TELECOMMUNICATIONS TECHNOLOGY CORPORATION Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Form S-3 Item Number and Caption                   Caption in Prospectus

1.   Forepart of Registration Statement        Facing Page of Registration
     and Outside Front Cover Page              Statement and Cover Page of
     of Prospectus                             Prospectus

2.   Inside Front and Outside Back             Inside Cover Page of Prospectus
     Cover Pages of Prospectus                 and Outside Cover Page of
                                               Prospectus

3.   Summary Information, Risk                 Not Applicable
     Factors and Ratio of Earnings to
     Fixed Charges

4.   Use of Proceeds                           Not Applicable

5.   Determination of Offering Price           Not Applicable

6.   Dilution                                  Not Applicable

7.   Selling Security Holders                  Sales by Selling Shareholders

8.   Plan of Distribution                      Cover Page of Prospectus and
                                               Sales by Selling Shareholders

9.   Description of Securities to              Grant of Stock Bonus; and
     be Registered                             Sales by Selling Shareholders

10.  Interest of Named Experts                 Not Applicable
     and Counsel

11.  Material Changes                          Not Applicable

12.  Incorporation of Certain Information      Incorporation of Certain
     by Reference                              Information by Reference

13.  Disclosure of Commission Position         Indemnification
     on Indemnification or Securities
     Act Liabilities

The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST ___, 2000

                                   PROSPECTUS
              AFFORDABLE TELECOMMUNICATIONS TECHNOLOGY CORPORATION
                        3,011,100 Shares of Common Stock
                          ($0.01 par value per share)

The shareholders named in the table included in the "Selling Shareholders" section of this prospectus, which begins on page 10, are offering all of the shares of common stock covered by this prospectus. Those people are called selling shareholders and will be referred to throughout this document as the "Selling Shareholders". We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The Selling Shareholders may sell all or a portion of their options or stock at any time whether through a broker, or otherwise. The stock will generally be sold at the market price or whatever price is negotiated. Our common stock is quoted on the OTC Electronic Bulletin Board (Symbol: ATTP). On August 8, 2000, the closing price of the common stock was $0.25 per share.

See "Risk Factors" beginning on page 8 for a description of certain factors that should be considered by purchasers of the common stock and options.

We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-3 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

                                   -----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   -----------

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

           The date of the Prospectus is ____________________, 2000.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

                                TABLE OF CONTENTS


Where You Can Find More Information...................................  6
Forward-Looking Statements............................................  7
About Us..............................................................  7
Risk Factors..........................................................  7
Use of Proceeds.......................................................  12
Selling Stockholders..................................................  12
Plan of Distribution..................................................  13
Our Common Stock......................................................  14
Indemnification.......................................................  15
Legal Matters.........................................................  16
Experts...............................................................  16

                       WHERE YOU CAN FIND MORE INFORMATION

We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our file number is File No. 33-19584. In addition, our proxy and information statements and other information about us can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington, D.C. 20006.

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;
(2) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2000;
(3) The Company's Quarterly Report on Form 10SB-12g Registration Statement, as filed November 18, 1999;
(4) The Company's Report on Form 8-K for June 13, 2000, as filed June 14, 2000; and,
(5) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
                              Corporate Secretary,
              AFFORDABLE TELECOMMUNICATIONS TECHNOLOGY CORPORATION
                             6227 Southwest Freeway
                              Houston, Texas 77074
                            Telephone (713) 988-8884

           Information on our website is not part of this prospectus.

                           FORWARD LOOKING STATEMENTS

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

         -     the statements discuss our future expectations;

         - the statements contain projections of our future earnings or of our financial condition; and

         -     the statements state other "forward-looking" information.

         We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                    ABOUT US

We were formed on July 7, 1997 in the State of Texas. We are known as a "marketer" of cellular services. As a marketer, we provide cellular service to customers. We do not hold any Federal Communications Commission licenses or own facilities to provide such services. Instead, we market blocks of cellular telephone numbers from a licensed carrier to the public. We market and sell prepaid cellular telephone products and services, primarily in the Texas Gulf Coast area. Our main store is in Houston, Texas.

We sell our products primarily to those persons or businesses who have poor credit but desire a cellular telephone. We market cellular telephone plans of such companies as Nextel, Sprint PCS, Bell South Wireless, Houston Cellular Telephone Company, Page-Mart, Comsat Mobile Communications and Globalstar Telecommunications Co. We also offer paging services. In the future we plan to provide an Automatic Meter Reading service.

Recently, we started working with AirTouch Cellular Corporation to offer the Globalstar Telecommunications satellite telephones, accessories and service throughout Texas. The Globalstar service provides customers with satellite telephone service world-wide and is distributed and marketed throughout North America.

Our principal executive offices are located at 6227 Southwest Freeway, Houston, Texas, 77074, and our telephone number is (713) 988-8884.

You can find more information about us and our products through the Internet at www.thewirelessstore.net. The information provided on our website is not incorporated into this prospectus.

                                  RISK FACTORS
You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We may be adversely affected by our competitors, many of whom have greater financial resources than we do.

         Our principal business, a reseller of cellular telephone plans, is highly competitive. We compete with cellular licensees, such as AT&T Wireless Service, Nextel, Sprint PCS, VoiceStream, GTE MobilNet, Houston Cellular Telephone Company. All of these competitors are larger, have greater financial resources than we do and may be less leveraged than we are. We also face competition from paging companies, traditional telephone companies and other resellers. The Federal Communications Commission, known as the FCC, requires all cellular and personal communication system operators to provide service on a nondiscriminatory basis to resellers. We provide service to customers but do not hold an FCC license or own facilities to provide such services. Instead, we buy blocks of cellular telephone numbers from a licensed carrier, usually at a discounted rate, and resell them to the public. Thus, we may be both a customer of a cellular or personal communications services provider and also a competitor.

We face increased competition from entities using communications technologies comparable to cellular service.

         Competing technologies or any new technologies may provide significant competition for us. We cannot assure you that one or more of the technologies that we currently sell will not become inferior or obsolete at some time in the future.

         New technologies that are comparable to cellular service include:

                  .personal communications services, .

                  .ESMR and

                  .satellite-based services.

         Personal communications services refer to the series of two-way communication licenses recently awarded by the FCC which are expected to use digital wireless technologies. Many personal communication services licensees who will compete with us have access to substantial capital resources. We do not. In addition, many of these companies, or their affiliates, already operate large cellular telephone systems and thus bring significant wireless experience to this new marketplace.

         ESMR is a two-way wireless communications service that incorporates characteristics of cellular technology, including many low-power transmitters and connection with the network that provides traditional telephone services. ESMR service may compete with cellular service by providing digital communication technology, lower rates, enhanced privacy and additional features such as electronic mail and built-in paging. Nextel Communications, Inc. is the primary provider of such services today. The FCC has issued a number of licenses for satellite-based services that would enable subscribers to access mobile communications systems throughout the world. Additional proposals for the provision of satellite services remain pending with the FCC and foreign regulatory bodies must approve certain aspects of some satellite systems.

Competition from other wireless and traditional telephone and paging service providers in Texas may reduce our market share and adversely affect prices.

         The market for wireless services is highly competitive in Texas. Competition from these of telecommunications providers may reduce our market share and have an adverse effect on our prices and profitability. Our main competitors for wireless services in the Texas market are AT&T Wireless Service, Nextel, Sprint PCS, VoiceStream, GTE MobilNet, Houston Cellular Telephone Company. These competitors were earlier entrants into the Texas wireless market, have greater resources than we do. They currently hold subscriber market shares of approximately respectively. AT&T Wireless Service, GTE MobilNet and Houston Cellular Telephone Company offer cellular service based on both analog and digital technology and offer greater cellular capability than we do to their customers traveling outside Texas. We only offer digital service in Texas. Additionally our main competitors for paging services in the Texas market are Paging Network, Arch Communications, Metrocall and Skytel. One of their main advantages is they offer national paging services to their subscribers. We also compete with local, regional and national paging companies.

         The FCC has issued licenses for personal communication services that can carry large amounts of data in the Texas market. These systems present additional competition to our personal communication services operations that can carry large amounts of data in Texas. The Southwestern Bell Telephone Company is also our primary competitor for traditional telephone service. Any increase in our market presence will depend upon our ability to obtain customers that are under served by the local or alternative telephone Company or looking for an alternative.

Rapid and significant technological changes in the telecommunications industry may adversely affect us.

         We face rapid and significant changes in technology. New technologies maybe protected by patents or other intellectual property laws and therefore may not be available.

         In particular, the wireless telecommunications industry is experiencing significant technological change, including:

                  . the increasing pace of digital upgrades in existing analog wireless systems,

                  . evolving industry standards,

                  . the  allocation  of new radio  frequency  spectrum  in which to license  and  operate  wireless services,

                  . ongoing improvements in the capacity and quality of digital technology,

                  . shorter development cycles for new products and
                    enhancements, and

                  . changes in end-user requirements and preferences.

         Like others in the industry, we are uncertain about the extent of customer demand as well as the extent to which airtime and monthly access rates may continue to decline. We cannot predict the effect of technological changes on our business, and it is possible that technological developments will have a material adverse effect on us.

We may not be able to modify our business to comply with regulatory changes.

         The telecommunications industry is subject to federal and state regulation that is continually evolving. As new telecommunications laws and regulations are issued, we may be required to modify our business plans or operations. There can be no assurance that we can do so in a cost-effective manner. Further, we cannot assure you that federal or state governments or the state of Texas will not make regulations or take other actions that might have a material adverse effect on our business. If the FCC allocates radio spectrum for services that compete with our business thereby introducing additional competitors, these changes could materially and adversely affect our business prospects, operating results or our ability to service our indebtedness.

Our results of operations may decline because of a market decline in cellular telephone rates and our strategy of aggressively pricing cellular plan rates.

         We earn much of our revenue from customers who buy our various cellular telephone calling plans. The use of wireless phones outside a subscriber's local area is commonly referred to as roaming. Cellular telephone rates per minute have declined over the last several years. We expect that such declines will continue for the foreseeable future. We have also implemented a strategy of aggressively pricing plan rates to encourage use of cellular and personal communications services. Our results of operations may decline because the decline in cellular telephone rates may not be offset by the volume increase in cellular telephone plans sold.

We depend upon proprietary information.

         Our success is dependent upon our proprietary information and technology. We rely on a combination of patent, contract, copyright, trademark and trade secret laws and other measures to protect our proprietary information and technology. We have federal trademark registrations for the names "Beeper Boutique." As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, distributors and customers, and limit access to and distribution of our proprietary information. Although we believe that our patent rights and trademark protection should prevent another party from manufacturing and selling competing products, there can be no assurance that the steps we have taken to protect our technology will be successful.

         Although we believe our products and technology do not infringe on any proprietary rights of others, as the number of competing products available in the market increases and the functions of those products further overlap, infringement claims may increase. Any such claims, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any successful infringement claim could have a material adverse effect upon our business, results of operations and financial condition.

We currently have indemnification obligations to others.

         Certain of our agreements, including the agreements pursuant to which we bought the cellular products from Houston Cellular Telephone Company, Sprint PCS, Nextel, GlobalStar, Bell South Wireless Data, WebLink Wireless require us to indemnify them for any damages they may suffer if third party claims give rise to losses. While, to date, we have not received indemnification claims, we cannot guarantee that there will not be future claims. Any such claim may require us to pay substantial damages, which could cause our business, financial condition and results of operations to suffer.

We expect to incur losses for the foreseeable future and may not be able to generate enough cash to repay the notes.

               We cannot assure you that our business will generate cash flow or that we will be able to obtain funding sufficient to satisfy our debt service requirements. Our business operations have incurred net losses for each of the past two fiscal years. Our losses in 1998 were $206,044 and our losses in 1999 were $473,477. We expect to report net losses for the foreseeable future due to increased interest payments and non-cash charges such as depreciation and amortization. In addition, prevailing economic conditions and financial, business and other factors in the markets we serve, many of which are beyond our control, will affect our ability to pay interest on and satisfy our other debt obligations.

         Payment of our debt obligations reduces the cash available to use in our business.

               Our large amount of debt could adversely affect our business and you because we must use a substantial portion of our cash to pay our debt obligations. As a result, we have less cash to use in other areas of our business. In addition, our debt service obligations increase our vulnerabilities to:

              .  adverse economic and industry conditions;

              . interest rate increases because borrowings under our credit facility are at variable interest rates; and

              . competitive pressures, as many of our competitors will be less leveraged than we are.

               In addition, we may incur significantly more debt. This may further reduce the cash we have available to invest in our operations. If we cannot generate sufficient cash from operations to make scheduled payments on the notes or to meet our other obligations, we will need to refinance, obtain additional financing or sell assets.

We may encounter difficulties obtaining future financing on favorable terms.

         We cannot assure you that we will be able to borrow sufficient funds in the future to satisfy our debt service and working capital requirements or to finance our acquisition strategy. Even if we were to obtain additional financing, such financing may be on terms unfavorable to us.

We may encounter difficulties obtaining future financing on favorable terms.
         We cannot assure you that we will be able to borrow sufficient funds in the future to satisfy our debt service and working capital requirements or to finance our acquisition strategy. Even if we were to obtain additional financing, such financing may be on terms unfavorable to us.

We are dependent Upon Key Employees.

         If we lose any of our executive officers, or are unable to attract and retain qualified management personnel and directors, our ability to run our business could be adversely affected and our revenue and earnings could decline.

         We are dependent upon the services and management skills of our executive officers, Steven H. Bethke, President/Chief Executive Officer, and Norman George, Chief Financial Officer. Mr. Bethke has been with us since October, 1996. Mr. Norman has been with us since 1998. We have not entered into employment agreements with Bethke or Norman. We do not maintain key man life insurance any officer. Further, our growth strategy will depend, in part, on our ability to attract and retain additional key management, marketing and operating personnel.

Possible health effects of radio frequency emission may adversely affect the demand for cellular telephone services.

         Media reports have suggested that certain radio frequency emissions from portable cellular telephones may be linked to cancer and interfere with heart pacemakers and other medical devices. Concerns over radio frequency emissions and interference may have the effect of discouraging the use of cellular telephones, which could have an adverse effect upon our business. There is no assurance that government authorities would not increase regulation of cellular telephones resulting from these concerns or that cellular telephone companies may be liable for costs or damages associated with these concerns.

Existing Management owns and controls a significant portion of our outstanding common stock.

          Our Board of Directors, officers and their respective affiliates beneficially own 23.925% of our outstanding common stock. Although these persons do not have any agreements or understandings to act or vote in concert, any such agreement, understanding or acting in concert would make it difficult for others to elect the entire Board of Directors, or to control the disposition of any matter submitted to a vote of shareholders.

The Value Of Our Stock Has In The Past And May In The Future Change Suddenly And Significantly.

         Our stock is traded on the Electronic Bulletin Board. Stocks that trade on the Bulletin Board tend to experience dramatic price increases or decreases. The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, in response to many factors, including the following:

         .  Quarter-to-quarter variations in our operating results,

         .  New Licensing requirements,

         . General conditions in the markets for our products or the cellular telephone industry,

         .  The price and availability of  advertising revenue,

         .  General financial market conditions, or

         .  Other events or factors.

         In this regard, we do not endorse or accept responsibility for the estimates or recommendations issued by stock research analysts from time to time. The volatility of public stock markets, and media stocks specifically, have frequently been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock or the options by the Selling Shareholders.

                              SELLING SHAREHOLDERS
 The following table lists (a) the name of the Selling Shareholders (b) the number of shares of common stock beneficially owned by each Selling Shareholder prior to the offering (c) the number of shares being offered under this prospectus by such Selling Shareholders; and (d) the number of shares of common stock beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholders will sell all shares they are offering under this prospectus, and that the Selling Shareholders will not acquire additional shares of our common stock prior to completion of this offering. The shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer such shares for resale from time to time. See "Plan of Distribution.".

                             Number of                         Shares to        Percentage
Name of                      Shares          Shares to         Be Owned         To Be Owned
Selling Shareholder          Owned           Be Offered        After Offering   After Offering

LEIBMAN & ASSOCIATES            30,000           30,000        -0-                   -0-

FRANKLIN J. HARBERG, JR.        15,000           15,000        -0-                   -0-

JANMARK VENTURES                14,000           14,000        -0-                   -0-

HLH McALLEN VENTURE             15,000           15,000        -0-                   -0-

A & J PARTNERSHIP               10,000           10,000        -0-                   -0-

FRANKLIN J. HARBERG, MD         10,000           10,000        -0-                   -0-

LARRY E.  WADLER                10,000           10,000        -0-                   -0-

KIM T. PETERSON                500,000          500,000        -0-                   -0-

MICHAEL GRAHAM                 325,600          325,600        -0-                   -0-

DAVID LEVA                      60,000           60,000        -0-                   -0-

THE STOCK ADVISOR              100,000          100,000        -0-                   -0-

CDI HOLDINGS                   400,000          400,000        -0-                   -0-

PRINCESSA CAPITAL              350,000          350,000        -0-                   -0-

OTC/FN                         300,000          300,000        -0-                   -0-

FRANKLIN J. HARBERG             28,000           28,000        -0-                   -0-
Trustee for Michael Harberg

FRANKLIN J. HARBERG             28,000           28,000        -0-                   -0-
Trustee for Kimberly Harberg

FRANKLIN J. HARBERG             28,000           28,000        -0-                   -0-
Trustee for Jamie Harberg

FUTURE NOW                      37,500           37,500        -0-                   -0-
D/b/a Foresight Security

ALBERT J. LAROSE               200,000          200,000        -0-                   -0-

WATERFORD ENTERPRISE, INC.   1,250,000        1,250,000        -0-                   -0-

[1] Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of July 31, 2000.

[2] Based upon 14,483,738 shares of Common Stock issued and outstanding. Each beneficial owner's percentage is determined by assuming that all such exercisable options or warrants that are held by such person (but not those held by any other person) have been exercised.

                              PLAN OF DISTRIBUTION

The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of their Shares offered by this prospectus from time to time. These sales may be made:

      - on the over-the-counter market;

      - to purchasers directly;

      - in ordinary brokerage transactions in which the broker solicits purchasers;

      - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

      - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

      - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

      - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

      - in any combination of one or more of these methods; or

      - in any other lawful manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

         Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         The Selling Shareholders will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common
Stock by the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

            We will pay substantially all the expenses incident to this offering of Shares by the Selling Shareholders, other than brokerage and selling fees. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

         In order to comply with certain states' securities laws, if applicable, the common stock and options will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock and options may not be sold unless the stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or Selling Shareholders comply with the applicable requirements.

      We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain
      (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller,

      (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and

      (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.
                                    OUR STOCK

Common Stock

We can issue up to 20,000,000 shares of Common Stock, $0.01 par value per share. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding Common Stock can elect the entire Board of Directors of the Company. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our Shareholders have no preemptive rights to acquire additional shares of Common Stock or other securities. Our Common Stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our Common Stock will be entitled to share equally in corporate assets after satisfaction of our bills. The shares of Common Stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. We intends to expand our business through reinvesting our profits, if we have any, and don't expect to pay dividends.

Our Directors have the authority to issue shares without action by the shareholders.

Debentures

In connection with a recent private sale of securities, we issued $500,000 Convertible Debentures. These debentures are convertible into 1,000,000 shares of common stock. The investors also received special warrants which they may exercise to purchase an additional shares of common stock. All of the common stock warrants entitle the holder to purchase common stock for $2.20 per share (subject to possible anti-dilution adjustments). The debentures and warrants are not covered by this prospectus.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Corporate Stock Transfer 3200 Cherry Creek Drive South, Suite 430 Denver, CO 80209

                                 INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law. Texas law provides that Texas corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Texas statutes. Texas law also allows Texas corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Texas law provides that Texas corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Article 2.02-1 et seq., of the Business Corporations Act of the State of Texas . In addition, Article 2.02-1 of the Business Corporation Act of the State of Texas, ss. and Article V of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article V of our Bylaws.In general, any director of officer (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of us), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of us or is or was serving in any capacity for us as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by us for actions taken by the Indemnitee and for all omissions to the full extent permitted by Texas law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement by us for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise. The Bylaws also provide that we can purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

Our attorney, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland is the sole shareholder of the law firm.

                                     EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the Year ended December 31, 1999 have been audited by Liebman, Goldberg & Drogin Certified Public Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing as stated in their report.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 14.     Other Expenses Of Insurance And Distribution.
             --------------------------------------------

         The following sets forth the estimated expenses and costs in connection with the issuance and distribution of securities being registered hereby. All such expenses will be borne by the Company.

           Securities and Exchange Commission Registration Fee...... $   244.93
           Accounting Fees and Expenses.............................          *
           Legal Fees and Expenses..................................
           Printing expenses........................................
           Miscellaneous............................................          *
                                                                     ----------
           Total.................................................... $      [1]
                                                                     ==========
---------------------

*           Estimated

Item 15.    Indemnification Of Directors And Officers.
            -----------------------------------------

Texas Revised Statutes is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

BYLAWS. The Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Item 16.    Exhibits And Financial Statement Schedules.
            ------------------------------------------

         Certain  of  the   following   exhibits  are  filed  as  part  of  this
registration statement.

The following are filed as exhibits to this Registration Statement:

                                                                    Sequentially
                                                                    Numbered
Exhibit No.    Description                                          Page
--------------------------------------------------------------------------------

4.1 Instruments defining the rights of security holders including indentures.

4.2 Articles of Incorporation, dated July 15, 1997 of the Company. Incorporated by reference to the Company's Registration Statement on Form 10SB/12g, as Exhibit 3.1

4.3            By-laws  of  the  Company,  dated  July  15,  1997.
               Incorporated by reference to the Company's Registration Statement on Form 10SB/12g, as Exhibit 3.1

4.4            Form of common stock Certificate of the Registrant

4.5            (Reserved)

4.6 Agreement dated January 9, 2000, between Registrant and Leibman and Associates, P.C.

4.7            Agreement   dated   February   1,   2000,   between
               Registrant  and National  Financial  Communications
               Corporation

4.8 Form of Subscription Agreement used by the Selling Shareholders (Page 12) to acquire their stock.

4.9 Agreement dated June 7, 2000, between Registrant and The Stock Advisor

5              Opinion of Charles A. Cleveland, re: Legality

24.1           Consent  of  Liebman,   Goldberg  &  Drogin   P.C.,
               Certified Public Accountants

24.2           Consent of Charles A. Cleveland, Attorney At Law

25.1 Powers of Attorney (contained on Sequential page __ of this Registration Statement)

Item 17.  Undertakings.

         (a)      The Registrant hereby undertakes

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                           (i) To include any prospectus required by Section 10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events
                                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)To  include  any   material   information   with
                                respect   to  the  plan  of   distribution   not
                                previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to
                  Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the day of July, 2000.

              AFFORDABLE TELECOMMUNICATIONS TECHNOLOGY CORPORATION

              By:
                  -------------------------------------------
                     Steven H. Bethke
              Title: President, Chief Executive Officer,

              By:
                 --------------------------------------------
                     Norman George
              Title: Secretary

Date:
      --------------------------------

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Steven H. Bethke, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                    Date
---------                            -----                    ----

                                     President and Director   August     , 2000.
--------------------------------
Steven H. Bethke


                                     Director, Secretary and  August     , 2000.
--------------------------------     Treasurer
Norman George


                                     Director                 August     , 2000.
--------------------------------
Jane Ellen Karp






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